Exhibit 99.1

Genpact Reports Results for the First Quarter of 2011

First Quarter Revenues of $330.6 million, up 15%

Adjusted Income from Operations of $51.2 million, up 17%

Net Income of $36.1 million, up 28%

NEW YORK, May 4, 2011 — Genpact Limited (NYSE: G), a global leader in business process and technology management, today announced financial results for the first quarter ended March 31, 2011.

Key Financial Results – First Quarter 2011

•

Revenues were $330.6 million, up 14.7% from $288.2 million in the first quarter of 2010. Revenues from Global Clients were up 23.6%, and business process management revenues from Global Clients were up 27.5%.

•

Net income attributable to Genpact Limited shareholders was $36.1 million, up 28.2% from $28.2 million in the first quarter of 2010; net income margin for the first quarter of 2011 was 10.9%, up from 9.8% in the first quarter of 2010.

•	Diluted earnings per common share were $0.16, up 27.3% from $0.13 per share in the first quarter of 2010.

•	Adjusted income from operations totaled $51.2 million, up 16.6% from $44.0 million in the first quarter of 2010.

•	Adjusted income from operations margin was 15.5%, up from 15.3% in the first quarter of 2010.

•	Adjusted diluted earnings per share were $0.18, up 18.4% from $0.15 in the first quarter of 2010.

Pramod Bhasin, Genpact’s President and CEO said, “Genpact delivered a very good quarter, with strong growth in revenues, income, earnings per share and cash flows. Revenues from business process management services for Global Clients continued to be our growth engine. We are also thrilled that we closed our acquisition of Headstrong Corporation on May 3rd, which brings exceptional high-end capital markets domain and technology expertise that, combined with our capabilities in business process management (BPM) and Smart Decision Services that encompass analytics, reengineering and risk management, creates a uniquely powerful value proposition for clients.”

Revenues from clients other than GE, which Genpact refers to as Global Client revenues, grew 23.6% over the first quarter of 2010. This strong performance was led by BPM revenues from Global Clients increasing 27.5%, including more than 50% growth in Smart Decision Services, especially in reengineering and analytics. Genpact also saw healthy demand for core offerings in finance & accounting in key growth verticals, such as consumer packaged goods, retail and pharmaceuticals.

Revenues from Global Clients now represent approximately 65.9% of Genpact’s total revenues, with the remaining 34.1% of revenues coming from GE. GE revenues increased by $0.8 million, or 0.7%, from the first quarter of 2010, adjusted for dispositions by GE.

In the first quarter of 2011, 45 client relationships each accounted for $5 million or more of Genpact’s revenues in the last twelve months, up from 44 such relationships at the end of 2010 and 37 such relationships as of March 31, 2010, demonstrating Genpact’s ongoing ability to expand its relationships with existing clients. Of those, 5 client relationships each accounted for $25 million or more of Genpact’s revenues in the last twelve months, up from 3 such client relationships at the end of 2010.

Approximately 87.2% of Genpact’s revenues for the quarter came from business process management services, up from 85.2% for the first quarter of 2010. Revenues from IT services were approximately 12.8% of total revenues for the first quarter of 2011, compared to 14.8% for the first quarter of 2010.

As of March 31, 2011, Genpact had approximately 45,500 employees worldwide, an increase from approximately 41,300 as of March 31, 2010. Genpact’s employee attrition rate for the quarter was 29%, measured from day one of employment, an increase from 23% for the same period in 2010. Revenue per employee was $30,700, up from $29,900 in the first quarter of 2010.

Genpact generated $21.1 million of cash from operations in the first quarter of 2011, up from $20.1 million of cash used in operations in the first quarter of 2010. The year over year increase of more than $40 million was primarily due to an increase in cash net income and improved receivables management during the quarter, as well as the impact of certain liabilities incurred in connection with the acquisition of Symphony Marketing Solutions in the first quarter of 2010 and deposits for infrastructure paid in the first quarter of 2010. Genpact had approximately $481 million in cash and cash equivalents and short term investments as of March 31, 2011.

2011 Outlook

Bhasin continued, “With the acquisition of Headstrong, we now expect full year revenue growth of 23–25% for the year. This reflects Genpact full year revenue growth of 10 – 13% plus 8 months of revenues from Headstrong. We continue to expect our adjusted income from operations margin to be in the range of 16% to 16.5%.”

Conference Call to Discuss Financial Results

Genpact management will host an hour-long conference call beginning at 8:00 a.m. ET on May 5, 2011 to discuss the company’s performance for the first quarter of fiscal 2011. To participate, callers can dial 1 866-788-0545 from within the U.S. or 1-857-350-1683 from any other country. Thereafter, callers will be prompted to enter the participant code, 81449883.

For those who cannot participate in the call, a replay and podcast will be available on Genpact’s website, www.genpact.com, after the end of the call. A transcript of the call will also be made available on Genpact’s website.

About Genpact

Genpact is a global leader in business process and technology management, offering a broad portfolio of enterprise and industry-specific services. The company manages over 3,000 processes for more than 400 clients worldwide. Putting process in the forefront, Genpact couples its deep process knowledge and insights with focused IT capabilities, targeted analytics and pragmatic reengineering to deliver comprehensive solutions for clients. Lean and Six Sigma are an integral part of Genpact’s culture and Genpact views the management of business processes as a science. Genpact has developed Smart Enterprise Processes (SEPSM), a groundbreaking, rigorously scientific methodology for managing business processes, which focuses on optimizing process effectiveness in addition to efficiency to deliver superior business outcomes. Services are seamlessly delivered from a global network of centers to meet a client’s business objectives, cultural and language needs and cost reduction goals. Learn more at www.genpact.com.

Safe Harbor

This press release contains certain statements concerning our future growth prospects and forward-looking statements, as defined in the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those in such forward-looking statements. These risks and uncertainties include but are not limited to a slowdown in the economies and sectors in which our clients operate, a slowdown in the business process management and information technology services sectors, the risks and uncertainties arising from our past and future acquisitions, our ability to manage growth, factors which may impact our cost advantage, wage increases, our ability to attract and retain skilled professionals, risks and uncertainties regarding fluctuations in our earnings, general economic conditions affecting our industry as well as other risks detailed in our reports filed with the U.S. Securities and Exchange Commission, including Genpact’s Annual Report on Form 10-K. These filings are available at www.sec.gov. Genpact may from time to time make additional written and oral forward-looking statements, including statements contained in our filings with the Securities and Exchange Commission and our reports to shareholders. Although Genpact believes that these forward-looking statements are based on reasonable assumptions, you are cautioned not to put undue reliance on these forward-looking statements, which reflect management’s current analysis of future events and should not be relied upon as representing management’s expectations or beliefs as of any date subsequent to the time they are made. Genpact does not undertake to update any forward-looking statements that may be made from time to time by or on behalf of Genpact.

Contact

Investors	Shishir Verma
+1 (646) 624 5900
shishir.verma@genpact.com

Media	Gail Marold
+1 (919) 345 3899
gail.marold@genpact.com

GENPACT LIMITED AND ITS SUBSIDIARIES

Consolidated Balance Sheets

(Unaudited)

(In thousands, except per share data)

	As of December 31, 2010	As of March 31, 2011
Assets
Current assets
Cash and cash equivalents	$404,034	$351,766
Short term investments	76,985	129,484
Accounts receivable, net	174,654	173,292
Accounts receivable from related party, net	131,271	134,722
Deferred tax assets	21,985	14,549
Due from related party	3	3
Prepaid expenses and other current assets	126,848	155,468

Total current assets	$935,780	$959,284

Property, plant and equipment, net	197,166	187,630
Deferred tax assets	35,099	37,651
Investment in equity affiliates	1,913	1,782
Customer-related intangible assets, net	33,296	30,298
Other intangible assets, net	51	627
Goodwill	570,153	578,040
Other assets	120,003	109,630

Total assets	$1,893,461	$1,904,942

GENPACT LIMITED AND ITS SUBSIDIARIES

Consolidated Balance Sheets

(Unaudited)

(In thousands, except per share data)

	As of December 31, 2010	As of March 31, 2011
Liabilities and equity
Current liabilities
Current portion of long-term debt	$24,950	$12,483
Current portion of capital lease obligations	702	631
Current portion of capital lease obligations payable to related party	1,188	1,196
Accounts payable	12,206	9,908
Income taxes payable	8,064	16,518
Deferred tax liabilities	489	3,932
Due to related party	4,030	2,954
Accrued expenses and other current liabilities	270,919	223,009

Total current liabilities	$322,548	$270,631
Capital lease obligations, less current portion	741	553
Capital lease obligations payable to related party, less current portion	1,748	1,535
Deferred tax liabilities	2,953	2,234
Due to related party	10,683	10,720
Other liabilities	73,546	72,171

Total liabilities	$412,219	$357,844

Shareholders’ equity
Preferred shares, $0.01 par value, 250,000,000 authorized, none issued	—	—
Common shares, $0.01 par value, 500,000,000 authorized, 220,916,960 and 221,066,519 issued and outstanding as of December 31, 2010 and March 31, 2011, respectively	2,208	2,210
Additional paid-in capital	1,105,610	1,109,060
Retained earnings	421,092	457,211
Accumulated other comprehensive income (loss)	(50,238)	(24,344)

Genpact Limited shareholders’ equity	1,478,672	1,544,137
Noncontrolling interest	2,570	2,961

Total equity	1,481,242	1,547,098
Commitments and contingencies

Total liabilities and equity	$1,893,461	$1,904,942

GENPACT LIMITED AND ITS SUBSIDIARIES

Consolidated Statements of Income

(Unaudited)

(In thousands, except per share data)

	Three months ended March 31,
	2010	2011
Net revenues
Net revenues from services - related party	$113,338	$112,961
Net revenues from services - others	174,881	217,592

Total net revenues	288,219	330,553

Cost of revenue
Services	176,685	214,487

Total cost of revenue	176,685	214,487

Gross profit	$111,534	$116,066
Operating expenses:
Selling, general and administrative expenses	72,891	67,441
Amortization of acquired intangible assets	4,219	3,077
Other operating (income) expense, net	(2,830)	(956)

Income from operations	$37,254	$46,504
Foreign exchange (gains) losses, net	731	(1,567)
Other income (expense), net	1,270	3,097

Income before share of equity in loss of affiliates and income tax expense	$37,793	$51,168
Equity in loss of affiliates	333	133

Income before income tax expense	$37,460	$51,035
Income tax expense	7,217	13,122

Net Income	$30,243	$37,913
Net income attributable to noncontrolling interest	2,069	1,794

Net income attributable to Genpact Limited shareholders	$28,174	$36,119
Net income available to Genpact Limited common shareholders	28,174	36,119
Earnings per common share attributable to Genpact Limited common shareholders

Basic	$0.13	$0.16
Diluted	$0.13	$0.16

Weighted average number of common shares used in computing earnings per common share attributable to Genpact Limited common shareholders

Basic	217,956,146	221,008,760

Diluted	223,972,059	225,543,290

GENPACT LIMITED AND ITS SUBSIDIARIES

Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)

	Three months ended March 31,
	2010	2011
Operating activities
Net income attributable to Genpact Limited shareholders	$28,174	$36,119
Net income attributable to noncontrolling interest	2,069	1,794

Net income	$30,243	$37,913

Adjustments to reconcile net income to net cash provided by (used for) operating activities:
Depreciation and amortization	13,987	14,003
Amortization of debt issue costs	116	58
Amortization of acquired intangible assets	4,303	3,119
Provision (release) for doubtful receivables	(1,679)	871
Gain on business acquisition	(247)	—
Unrealized (gain) loss on revaluation of foreign currency asset/liability	(2,495)	(1,020)
Equity in loss of affiliates	333	133
Share-based compensation expense	4,486	3,065
Deferred income taxes	(1,579)	(249)
Others, net	171	(48)
Change in operating assets and liabilities:
Increase in accounts receivable	(16,798)	(673)
Increase in other assets	(16,062)	(14,644)
Decrease in accounts payable	(1,080)	(1,340)
Decrease in accrued expenses and other current liabilities	(41,670)	(28,224)
Increase in income taxes payable	7,059	8,459
Increase (Decrease) in other liabilities	851	(327)

Net cash provided by (used for) operating activities	$(20,061)	$21,096
Investing activities
Purchase of property, plant and equipment	(25,044)	(6,187)
Proceeds from sale of property, plant and equipment	132	219
Investment in affiliates	(2,000)	—
Purchase of short term investments	—	(129,473)
Proceeds from sale of short term investments	132,601	76,973
Redemption of short term deposits with related party	9,761	—
Payment for business acquisitions, net of cash acquired	(25,690)	(1,564)
Advance paid for business acquisition	(16,347)	—

Net cash provided by (used for) investing activities	$73,413	$(60,032)
Financing activities
Repayment of capital lease obligations	(588)	(681)
Repayment of long-term debt	(10,000)	(12,500)
Short-term borrowings, net	(184)	—
Proceeds from issuance of common shares under share based compensation plans	6,436	779
Distribution to noncontrolling interest	(1,743)	(1,497)

Net cash used for financing activities	$(6,079)	$(13,899)

Effect of exchange rate changes	4,900	567
Net increase (decrease) in cash and cash equivalents	47,273	(52,835)
Cash and cash equivalents at the beginning of the period	288,734	404,034

Cash and cash equivalents at the end of the period	$340,907	$351,766

Supplementary information
Cash paid during the period for interest	$481	$318
Cash paid during the period for income taxes	$11,139	$14,705
Property, plant and equipment acquired under capital lease obligation	$222	$207

Reconciliation of Adjusted Non-GAAP Financial Measures to GAAP Measures

To supplement the consolidated financial statements presented in accordance with GAAP, this press release includes the following measures defined by the Securities and Exchange Commission as non-GAAP financial measures: non-GAAP adjusted income from operations, adjusted net income attributable to shareholders of Genpact Limited, or adjusted net income, and adjusted diluted earnings per share attributable to shareholders of Genpact Limited, or adjusted diluted earnings per share. These non-GAAP measures are not based on any comprehensive set of accounting rules or principles and should not be considered a substitute for or superior to, financial measures calculated in accordance with GAAP, and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures, the financial statements prepared in accordance with GAAP and the reconciliations of Genpact’s GAAP financial statements to such non-GAAP measures should be carefully evaluated.

For its internal management reporting and budgeting purposes, Genpact’s management uses financial statements that do not include share-based compensation expense, amortization of acquired intangibles at formation in 2004, expenses associated with the Company’s March 2010 secondary offering and significant acquisition related expenses and amortization of acquired intangibles on such acquisitions, for financial and operational decision-making, to evaluate period-to-period comparisons or for making comparisons of Genpact’s operating results to that of its competitors. Moreover, because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use when adopting ASC 718 “Compensation-Stock Compensation”, Genpact’s management believes that providing financial statements that do not include share-based compensation allows investors to make additional comparisons between Genpact’s operating results to those of other companies. In addition, Genpact’s management believes that providing non-GAAP financial measures that exclude amortization of acquired intangibles, expenses of the secondary offering and significant acquisition related expenses and amortization of acquired intangibles on such acquisitions, allows investors to make additional comparisons between Genpact’s operating results to those of other companies. The Company also believes that it is unreasonably difficult to provide its financial outlook in accordance with GAAP for a number of reasons including, without limitation, the Company’s inability to predict its future share-based compensation expense under ASC 718, the amortization of intangibles associated with further acquisitions, significant acquisition related expenses and expenses of the secondary offering, if any. Accordingly, Genpact believes that the presentation of non-GAAP adjusted income from operations and adjusted net income, when read in conjunction with the Company’s reported results, can provide useful supplemental information to investors and management regarding financial and business trends relating to its financial condition and results of operations.

A limitation of using non-GAAP adjusted income from operations and adjusted net income versus income from operations and net income attributable to shareholders of Genpact Limited calculated in accordance with GAAP is that non-GAAP adjusted income from operations and adjusted net income excludes costs, namely, share-based compensation, that are recurring. Share-based compensation has been and will continue to be a significant recurring expense in Genpact’s business for the foreseeable future. Management compensates for this limitation by providing specific information regarding the GAAP amounts excluded from non-GAAP adjusted income from operations and adjusted net income and evaluating such non-GAAP financial measures with financial measures calculated in accordance with GAAP.

The following tables show the reconciliation of these adjusted financial measures from GAAP for the three months ended March 31, 2010 and 2011:

Reconciliation of Adjusted Income from Operations

(Unaudited)

(In thousands)

	Three months ended March 31,
	2010	2011

Income from operations as per GAAP	$37,254	$46,504
Add: Amortization of acquired intangible assets resulting from Formation Accounting	3,524	2,514
Add: Share based compensation	4,486	3,065
Add: Significant acquisition related expenses	—	880
Add: Other income	1,094	205
Less: Equity in loss of affiliates	(333)	(133)
Less: Noncontrolling interest	(2,069)	(1,794)

Adjusted income from operations	$43,956	$51,241

Reconciliation of Adjusted Net Income

(Unaudited)

(In thousands, except per share data)

	Three months ended March 31,
	2010	2011
Net income as per GAAP	$28,174	$36,119
Add: Amortization of acquired intangible assets resulting from Formation Accounting	3,524	2,514
Add: Share based compensation	4,486	3,065
Add: Significant acquisition related expenses	—	880
Add: Secondary offering expenses	591	—
Less: Tax impact on amortization of acquired intangibles resulting from Formation Accounting	(1,208)	(696)
Less: Tax impact on share based compensation	(1,130)	(695)
Less: Tax impact on significant acquisition related expenses	—	(125)

Adjusted net income	$34,437	$41,062

Adjusted diluted earnings per share	$0.15	$0.18